        Exhibit 10.1
FIRST AMENDMENT TO THE
SUMMIT MIDSTREAM PARTNERS, LP
2022 LONG-TERM INCENTIVE PLAN
THIS FIRST AMENDMENT (this “Amendment”) to the Summit Midstream Partners, LP 2022 Long-Term Incentive Plan, effective as of March 16, 2022 (the “Plan”), is effective May 16, 2024 (the “Effective Date”).
WHEREAS, Summit Midstream GP, LLC, a Delaware limited liability company (the “Company”), the general partner of Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), previously adopted the Plan pursuant to which the Company is authorized to grant equity and equity-based incentive awards to certain employees, consultant and directors of the Company, the Partnership or their affiliates;
WHEREAS, Section 8(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time, including to increase the aggregate maximum number of common units of the Partnership (“Common Units”) that may be issued under the Plan;
WHEREAS, the Board desires to amend the Plan to increase the aggregate maximum number of Common Units available for delivery with respect to awards under the Plan by 750,000 units; and
WHEREAS, the Board has determined that it is desirable and in the best interests of the Company and the Partnership to amend the Plan in the manner contemplated hereby.
NOW, THEREFORE, the Plan shall be amended as follows, effective as of the Effective Date:
1. The first sentence of Section 5(a) of the Plan shall be deleted in its entirety and the following substituted therefor:
“Subject to adjustment as provided in Section 5(c), the number of Units that may be delivered with respect to Awards under the Plan is 1,750,000, plus the number of Units that remain available for Awards under the Prior Plan as of May 10, 2022.”
2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan, and, as amended hereby, the Plan is specifically ratified and reaffirmed.
3. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.